UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2006
Date of Earliest Event Reported: December 18, 2006

WORLD WASTE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-11476	95-3977501
(Commission File Number)	(I.R.S. Employer Identification No.)

13500 Evening Creek Drive, Suite 440, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

(858) 391-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2006, Thomas Collins submitted his resignation from the board of directors of World Waste Technologies, Inc., due to his pending retirement. On the same day, the remaining directors of World Waste appointed David Gutacker as a director to fill the vacancy created by Mr. Collin’s resignation, to serve until the 2007 annual meeting of shareholders. It is anticipated that Mr. Gutacker will serve as a member of the audit, compensation and finance committees of the board of directors.

Mr. Gutacker, age 53, has served as the chief executive officer of the Gutacker Group, a consulting firm specializing in evaluating and improving energy, waste-to-energy and other industrial projects, since 2004. From 2005 to 2006 he served as president and chief executive officer of Agrifos Fertilizer, a phosphate fertilizer company, and from 1987 to 2001 worked for American Ref -fuel, a waste-to- energy company, his most recent position being president and chief operating officer. Mr. Gutacker obtained his B.S. in Industrial Technology from the University of New York at Buffalo and his MBA from Canisius College.

A copy of the press release announcing Mr. Gutacker’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLD WASTE TECHNOLOGIES, INC.

Date: December 15, 2006	By:	/s/ John Pimentel
John Pimentel
Chief Executive Officer